Exhibit 99.1

NEXGEL Announces $950,000 Registered Direct Offering and Concurrent Private Placement

LANGHORNE, Pa., August 1, 2025 — NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of medical and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels for healthcare and consumer applications, today announced it has entered into definitive agreements for the issuance and sale of an aggregate of 413,044 shares of its common stock (the “Shares”) at $2.30 a share. In a concurrent private placement, NEXGEL also agreed to issue to the investors in the registered direct offering unregistered warrants to purchase up to an aggregate of 206,522 shares of common stock (the “Unregistered Warrants”). The Unregistered Warrants will have an exercise price of $4.25 per share and are exercisable immediately upon issuance with a term of five years from the date of issuance.

Adam Levy, CEO of NEXGEL, commented, “This financing, combined with our current cash position, and the recent $1 million non-dilutive advance from STADA, significantly strengthens our balance sheet and provides sufficient additional working capital as we enter a period of anticipated high growth for the second half of the year. We appreciate the continued support from our loyal investors for supporting NEXGEL during this critical period in our history.”

Alere Financial Partners, LLC, a division of Cova Capital Partners, LLC acted as the exclusive placement agent for the offering.

The Shares offered in the registered direct offering (but excluding the Unregistered Warrants to be issued in the concurrent private placement and the shares of common stock underlying the Unregistered Warrants) are being offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-264282) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, which was declared effective by the SEC on June 7, 2023. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from Cova Capital Partners LLC, 6851 Jericho Turnpike, Suite 205, Syosset, New York 11791, or by telephone at (866) 772-8081.

The Unregistered Warrants are being offered in the concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying such Unregistered Warrants, have not been registered under the Securities Act or applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NEXGEL, Inc.

NEXGEL is a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include Silverseal®, Hexagels®, Turfguard®, Kenkoderm® and Silly George®. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts, including, without limitation, our anticipated high growth for the second half of the year. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

Nexgel@KCSA.com